Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.: 333-141008

(Dated April 7, 2008)

The issuer has filed a registration statement (including a prospectus)

with the SEC for the offering to which this communication relates.

Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at

www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.

If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer,

solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriter's obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear in this free writing prospectus or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of the se materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

This free writing prospectus relates to Registration Statement No.

333-141008.

PHHMC 2008-CIM1
Fixed (Group II)
Collateral Summary

Total Balance:	$249,972,609.48				W.A. Original LTV:		74.98%		% Interest Only:		8.26%
Loan Count:	360				W.A. Original CLTV (including silent seconds):		76.69%		% Simultaneous Seconds		15.77%
Average Balance:	$694,368.36				W.A. Credit Score:		762		% Greater than 80% LTV and no MI:		3.60%
					% Conforming:		0.09%

Credit Score	Count	Balance ($)	WAC (%)	Percent (%)			IO Term (months)	Count	Balance ($)	WAC (%)	Percent (%)
Not Available	6	3,422,106.22	6.591	1.37			0	333	229,319,838.28	6.577	91.74
621 - 660	7	3,761,054.92	6.629	1.50			120	27	20,652,771.20	6.711	8.26
661 - 700	37	23,669,017.59	6.793	9.47			Total:	360	249,972,609.48	6.588	100.00
Greater than or equal to 701	310	219,120,430.75	6.565	87.66
Total:	360	249,972,609.48	6.588	100.00
							Property Type	Count	Balance ($)	WAC (%)	Percent (%)
							Single Family Residence	206	147,055,720.96	6.61	58.83
							Planned Unit Development	126	86,198,749.21	6.535	34.48
Documentation Type	Count	Balance ($)	WAC (%)	Percent (%)			Condo	21	11,911,648.24	6.715	4.77
Full Documentation	283	198,286,786.79	6.619	79.32			2-4 Family	4	3,819,721.93	6.484	1.53
Stated Documentation	42	25,516,165.53	6.432	10.21			Co-op	3	986,769.14	6.861	0.39
Limited/Reduced Documentation	14	9,217,129.47	6.484	3.69			Total:	360	249,972,609.48	6.588	100.00
Alternative Documentation	11	8,641,832.87	6.642	3.46
No Documentation	10	8,310,694.82	6.385	3.32
Total:	360	249,972,609.48	6.588	100.00			Occupancy	Count	Balance ($)	WAC (%)	Percent (%)
							Primary	323	222,051,813.43	6.578	88.83
							Second Home	32	25,526,261.97	6.639	10.21
							Investment	5	2,394,534.08	6.949	0.96
							Total:	360	249,972,609.48	6.588	100.00
Purpose	Count	Balance ($)	WAC (%)	Percent (%)
Purchase	272	185,320,214.60	6.594	74.14
Refinance - Rate Term	48	38,703,799.26	6.447	15.48			Top 5 States	Count	Balance ($)	WAC (%)	Percent (%)
Refinance - Cash Out	40	25,948,595.62	6.755	10.38			California	111	80,006,952.70	6.635	32.01
Total:	360	249,972,609.48	6.588	100.00			Florida	27	20,903,401.16	6.556	8.36
							New Jersey	27	17,664,029.12	6.672	7.07
							New York	25	15,147,600.05	6.635	6.06
LTV Range (%)	Count	Balance ($)	WAC (%)	Percent (%)			Virginia	24	13,949,669.60	6.437	5.58
0.01 - 70.00	82	60,410,720.45	6.491	24.17			Other	146	102,300,956.85	6.557	40.92
70.01 - 80.00	217	152,714,077.80	6.636	61.09			Total:	360	249,972,609.48	6.588	100.00
80.01 - 90.00	42	25,984,063.84	6.526	10.39
90.01 - 95.00	13	7,094,936.85	6.552	2.84			Prepayment Penalty Term	Count	Balance ($)	WAC (%)	Percent (%)
95.01 - 100.00	6	3,768,810.54	6.701	1.51			No Prepayment Penalty	360	249,972,609.48	6.588	100.00
Total:	360	249,972,609.48	6.588	100.00			Total:	360	249,972,609.48	6.588	100.00

Gross Rate Range (%)	Count	Balance ($)	WAC (%)	Percent (%)			Balance Range ($)	Count	Avg. Balance ($)	WAC (%)	Percent (%)
5.500 - 5.999	20	13,786,946.23	5.899	5.52			0.01 - 100,000.00	4	61,164.84	6.789	0.10
6.000 - 6.499	117	78,105,670.04	6.268	31.25			400,000.01 - 500,000.00	83	466,977.46	6.593	15.51
6.500 - 6.999	177	122,627,974.72	6.694	49.06			500,000.01 - 600,000.00	97	549,557.89	6.535	21.33
7.000 - 7.499	42	33,186,067.24	7.158	13.28			600,000.01 - 700,000.00	72	648,571.07	6.591	18.68
7.500 - 7.999	4	2,265,951.25	7.766	0.91			700,000.01 - 800,000.00	23	743,393.32	6.572	6.84
Total:	360	249,972,609.48	6.588	100.00			800,000.01 - 900,000.00	19	854,898.60	6.521	6.50
							900,000.01 - 1,000,000.00	22	961,664.72	6.602	8.46
							1,000,000.01 - 1,250,000.00	16	1,137,333.43	6.722	7.28
Originator	Count	Balance ($)	WAC (%)	Percent (%)			1,250,000.01 - 1,500,000.00	13	1,394,162.85	6.576	7.25
PHH	360	249,972,609.48	6.588	100.00			1,500,000.01 - 1,750,000.00	6	1,642,737.92	6.605	3.94
Total:	360	249,972,609.48	6.588	100.00			1,750,000.01 - 2,000,000.00	4	1,865,926.64	6.772	2.99
							2,750,000.01 - 3,000,000.00	1	2,825,258.62	6.500	1.13
Servicer	Count	Balance ($)	WAC (%)	Percent (%)			Total:	360	694,368.36	6.588	100.00
PHH	360	249,972,609.48	6.588	100.00
Total:	360	249,972,609.48	6.588	100.00

	Less than or equal to 55.00 (%)
FICO		55.01	60.01	65.01	70.01	75.01	80.01	85.01	90.01	95.01
LTV		to 60.00 (%)	to 65.00 (%)	to 70.00 (%)	to 75.00 (%)	to 80.00 (%)	to 85.00 (%)	to 90.00 (%)	to 95.00 (%)	to 99.99 (%)	100.00 (%)
Not Available	0.00	0.00	0.00	0.03	0.25	0.69	0.00	0.40	0.00	0.00	0.00
1 - 600	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
601 - 625	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
626 - 650	0.00	0.00	0.00	0.00	0.00	0.21	0.00	0.18	0.00	0.00	0.28
651 - 675	0.48	0.24	0.00	0.24	0.00	1.91	0.00	0.48	0.39	0.00	0.00
676 - 700	0.74	0.00	0.58	0.00	0.80	3.64	0.00	0.39	0.42	0.00	0.00
701 - 725	1.24	0.40	0.64	0.50	0.40	4.42	0.17	1.20	0.23	0.00	0.00
726 - 750	1.41	0.25	0.71	1.19	1.28	4.92	0.18	0.48	0.66	0.00	0.25
751 - 800	3.57	1.75	3.02	1.72	7.51	28.36	1.10	5.23	0.89	0.00	0.29
Greater than or equal to 801	1.82	0.40	1.09	2.15	1.20	5.53	0.17	0.41	0.25	0.00	0.69
Total:	9.26	3.04	6.04	5.83	11.43	49.67	1.62	8.77	2.84	0.00	1.51

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.

  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

PHHMC 2008-CIM1
Fixed (Subgroup II-1)
Collateral Summary

Total Balance:	$224,037,562.99				W.A. Original LTV:		76.28%		% Interest Only:		9.22%
Loan Count:	328				W.A. Original CLTV (including silent seconds):		78.07%		% Simultaneous Seconds		16.45%
Average Balance:	$683,041.35				W.A. Credit Score:		761		% Greater than 80% LTV and no MI:		3.42%
					% Conforming:		0.10%

Credit Score	Count	Balance ($)	WAC (%)	Percent (%)			IO Term (months)	Count	Balance ($)	WAC (%)	Percent (%)
Not Available	5	2,803,072.69	6.712	1.25			0	301	203,384,791.79	6.622	90.78
621 - 660	6	3,266,238.63	6.724	1.46			120	27	20,652,771.20	6.711	9.22
661 - 700	36	23,061,148.18	6.807	10.29			Total:	328	224,037,562.99	6.630	100.00
Greater than or equal to 701	281	194,907,103.49	6.607	87.00
Total:	328	224,037,562.99	6.630	100.00
							Property Type	Count	Balance ($)	WAC (%)	Percent (%)
							Single Family Residence	185	129,600,398.34	6.664	57.85
							Planned Unit Development	116	78,455,524.55	6.564	35.02
Documentation Type	Count	Balance ($)	WAC (%)	Percent (%)			Condo	20	11,175,149.03	6.74	4.99
Full Documentation	265	183,716,162.42	6.649	82.00			2-4 Family	4	3,819,721.93	6.484	1.70
Stated Documentation	35	20,468,801.16	6.522	9.14			Co-op	3	986,769.14	6.861	0.44
Limited/Reduced Documentation	14	9,217,129.47	6.484	4.11			Total:	328	224,037,562.99	6.63	100.00
Alternative Documentation	9	6,939,036.69	6.649	3.10
No Documentation	5	3,696,433.25	6.641	1.65
Total:	328	224,037,562.99	6.630	100.00			Occupancy	Count	Balance ($)	WAC (%)	Percent (%)
							Primary	299	202,662,439.16	6.614	90.46
							Second Home	24	18,980,589.75	6.766	8.47
							Investment	5	2,394,534.08	6.949	1.07
							Total:	328	224,037,562.99	6.630	100.00
Purpose	Count	Balance ($)	WAC (%)	Percent (%)
Purchase	256	172,912,415.33	6.617	77.18
Refinance - Rate Term	36	28,809,484.24	6.566	12.86			Top 5 States	Count	Balance ($)	WAC (%)	Percent (%)
Refinance - Cash Out	36	22,315,663.42	6.818	9.96			California	106	75,995,953.47	6.651	33.92
Total:	328	224,037,562.99	6.630	100.00			Florida	24	17,441,493.99	6.605	7.79
							New Jersey	25	15,617,749.26	6.771	6.97
							Virginia	24	13,949,669.60	6.437	6.23
LTV Range (%)	Count	Balance ($)	WAC (%)	Percent (%)			Washington	18	11,931,399.65	6.560	5.33
0.01 - 70.00	65	46,513,292.18	6.595	20.76			Other	131	89,101,297.02	6.633	39.77
70.01 - 80.00	205	142,805,260.37	6.656	63.74			Total:	328	224,037,562.99	6.630	100.00
80.01 - 90.00	40	24,480,046.59	6.551	10.93
90.01 - 95.00	13	7,094,936.85	6.552	3.17			Prepayment Penalty Term	Count	Balance ($)	WAC (%)	Percent (%)
95.01 - 100.00	5	3,144,027.00	6.774	1.40			No Prepayment Penalty	328	224,037,562.99	6.630	100.00
Total:	328	224,037,562.99	6.630	100.00			Total:	328	224,037,562.99	6.630	100.00

Gross Rate Range (%)	Count	Balance ($)	WAC (%)	Percent (%)			Balance Range ($)	Count	Avg. Balance ($)	WAC (%)	Percent (%)
5.500 - 5.999	14	8,517,771.95	5.913	3.80			0.01 - 100,000.00	4	61,164.84	6.789	0.11
6.000 - 6.499	96	61,580,661.38	6.289	27.49			400,000.01 - 500,000.00	79	466,391.76	6.619	16.45
6.500 - 6.999	173	119,464,872.43	6.694	53.32			500,000.01 - 600,000.00	93	548,007.57	6.553	22.75
7.000 - 7.499	41	32,208,305.98	7.159	14.38			600,000.01 - 700,000.00	66	649,684.74	6.630	19.14
7.500 - 7.999	4	2,265,951.25	7.766	1.01			700,000.01 - 800,000.00	16	743,787.49	6.690	5.31
Total:	328	224,037,562.99	6.630	100.00			800,000.01 - 900,000.00	17	853,493.01	6.585	6.48
							900,000.01 - 1,000,000.00	19	961,311.66	6.625	8.15
							1,000,000.01 - 1,250,000.00	13	1,140,115.74	6.818	6.62
Originator	Count	Balance ($)	WAC (%)	Percent (%)			1,250,000.01 - 1,500,000.00	11	1,401,174.24	6.674	6.88
PHH	328	224,037,562.99	6.630	100.00			1,500,000.01 - 1,750,000.00	6	1,642,737.92	6.605	4.4
Total:	328	224,037,562.99	6.630	100.00			1,750,000.01 - 2,000,000.00	3	1,837,682.80	6.912	2.46
							2,750,000.01 - 3,000,000.00	1	2,825,258.62	6.500	1.26
Servicer	Count	Balance ($)	WAC (%)	Percent (%)			Total:	328	683,041.35	6.630	100.00
PHH	328	224,037,562.99	6.630	100.00
Total:	328	224,037,562.99	6.630	100.00

	Less than or equal to 55.00 (%)
FICO		55.01	60.01	65.01	70.01	75.01	80.01	85.01	90.01	95.01
LTV		to 60.00 (%)	to 65.00 (%)	to 70.00 (%)	to 75.00 (%)	to 80.00 (%)	to 85.00 (%)	to 90.00 (%)	to 95.00 (%)	to 99.99 (%)	100.00 (%)
Not Available	0.00	0.00	0.00	0.03	0.00	0.77	0.00	0.45	0.00	0.00	0.00
1 - 600	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
601 - 625	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
626 - 650	0.00	0.00	0.00	0.00	0.00	0.23	0.00	0.20	0.00	0.00	0.32
651 - 675	0.31	0.27	0.00	0.27	0.00	2.13	0.00	0.53	0.44	0.00	0.00
676 - 700	0.82	0.00	0.64	0.00	0.62	4.06	0.00	0.44	0.47	0.00	0.00
701 - 725	1.17	0.45	0.71	0.29	0.44	4.18	0.19	1.34	0.25	0.00	0.00
726 - 750	1.00	0.28	0.80	1.33	1.42	5.48	0.20	0.53	0.74	0.00	0.28
751 - 800	2.11	1.26	3.09	1.66	8.00	29.19	1.23	5.16	0.99	0.00	0.04
Greater than or equal to 801	1.13	0.45	0.68	2.01	1.33	5.88	0.19	0.46	0.27	0.00	0.76
Total:	6.54	2.70	5.93	5.59	11.82	51.92	1.81	9.12	3.17	0.00	1.40

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.

  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

PHHMC 2008-CIM1
Fixed (Subgroup II-2)
Collateral Summary

Total Balance:	$25,935,046.49				W.A. Original LTV:		63.75%		% Interest Only:		0.00%
Loan Count:	32				W.A. Original CLTV (including silent seconds):		64.74%		% Simultaneous Seconds		9.85%
Average Balance:	$810,470.20				W.A. Credit Score:		771		% Greater than 80% LTV and no MI:		5.19%
					% Conforming:		0.00%

Credit Score	Count	Balance ($)	WAC (%)	Percent (%)			IO Term (months)	Count	Balance ($)	WAC (%)	Percent (%)
Not Available	1	619,033.53	6.040	2.39			0	32	25,935,046.49	6.223	100.00
621 - 660	1	494,816.29	6.000	1.91			Total:	32	25,935,046.49	6.223	100.00
661 - 700	1	607,869.41	6.250	2.34
Greater than or equal to 701	29	24,213,327.26	6.231	93.36
Total:	32	25,935,046.49	6.223	100.00			Property Type	Count	Balance ($)	WAC (%)	Percent (%)
							Single Family Residence	21	17,455,322.62	6.207	67.30
							Planned Unit Development	10	7,743,224.66	6.248	29.86
Documentation Type	Count	Balance ($)	WAC (%)	Percent (%)			Condo	1	736,499.21	6.330	2.84
Full Documentation	18	14,570,624.37	6.246	56.18			Total:	32	25,935,046.49	6.223	100.00
Stated Documentation	7	5,047,364.37	6.064	19.46
No Documentation	5	4,614,261.57	6.181	17.79
Alternative Documentation	2	1,702,796.18	6.610	6.57			Occupancy	Count	Balance ($)	WAC (%)	Percent (%)
Total:	32	25,935,046.49	6.223	100.00			Primary	24	19,389,374.27	6.207	74.76
							Second Home	8	6,545,672.22	6.272	25.24
							Total:	32	25,935,046.49	6.223	100.00

Purpose	Count	Balance ($)	WAC (%)	Percent (%)			Top 5 States	Count	Balance ($)	WAC (%)	Percent (%)
Purchase	16	12,407,799.27	6.279	47.84			New York	6	4,197,433.36	6.230	16.18
Refinance - Rate Term	12	9,894,315.02	6.100	38.15			California	5	4,010,999.23	6.333	15.47
Refinance - Cash Out	4	3,632,932.20	6.366	14.01			Florida	3	3,461,907.17	6.307	13.35
Total:	32	25,935,046.49	6.223	100.00			New Jersey	2	2,046,279.86	5.915	7.89
							South Carolina	2	1,989,769.44	6.163	7.67
							Other	14	10,228,657.43	6.222	39.44
LTV Range (%)	Count	Balance ($)	WAC (%)	Percent (%)			Total:	32	25,935,046.49	6.223	100.00
0.01 - 70.00	17	13,897,428.27	6.142	53.59
70.01 - 80.00	12	9,908,817.43	6.343	38.21			Prepayment Penalty Term	Count	Balance ($)	WAC (%)	Percent (%)
80.01 - 90.00	2	1,504,017.25	6.135	5.80			No Prepayment Penalty	32	25,935,046.49	6.223	100.00
95.01 - 100.00	1	624,783.54	6.330	2.41			Total:	32	25,935,046.49	6.223	100.00
Total:	32	25,935,046.49	6.223	100.00

							Balance Range ($)	Count	Avg. Balance ($)	WAC (%)	Percent (%)
Gross Rate Range (%)	Count	Balance ($)	WAC (%)	Percent (%)			400,000.01 - 500,000.00	4	478,545.04	6.087	7.38
5.500 - 5.999	6	5,269,174.28	5.877	20.32			500,000.01 - 600,000.00	4	585,603.02	6.149	9.03
6.000 - 6.499	21	16,525,008.66	6.189	63.72			600,000.01 - 700,000.00	6	636,320.74	6.157	14.72
6.500 - 6.999	4	3,163,102.29	6.699	12.2			700,000.01 - 800,000.00	7	742,492.36	6.302	20.04
7.000 - 7.499	1	977,761.26	7.125	3.77			800,000.01 - 900,000.00	2	866,846.08	5.985	6.68
Total:	32	25,935,046.49	6.223	100.00			900,000.01 - 1,000,000.00	3	963,900.79	6.460	11.15
							1,000,000.01 - 1,250,000.00	3	1,125,276.76	6.299	13.02
							1,250,000.01 - 1,500,000.00	2	1,355,600.18	6.02	10.45
Originator	Count	Balance ($)	WAC (%)	Percent (%)			1,750,000.01 - 2,000,000.00	1	1,950,658.16	6.375	7.52
PHH	32	25,935,046.49	6.223	100.00			Total:	32	810,470.20	6.223	100.00
Total:	32	25,935,046.49	6.223	100.00

Servicer	Count	Balance ($)	WAC (%)	Percent (%)
PHH	32	25,935,046.49	6.223	100.00
Total:	32	25,935,046.49	6.223	100.00

	Less than or equal to 55.00 (%)
FICO		55.01	60.01	65.01	70.01	75.01	80.01	85.01	90.01	95.01
LTV		to 60.00 (%)	to 65.00 (%)	to 70.00 (%)	to 75.00 (%)	to 80.00 (%)	to 85.00 (%)	to 90.00 (%)	to 95.00 (%)	to 99.99 (%)	100.00 (%)
Not Available	0.00	0.00	0.00	0.00	2.39	0.00	0.00	0.00	0.00	0.00	0.00
1 - 600	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
601 - 625	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
626 - 650	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
651 - 675	1.91	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
676 - 700	0.00	0.00	0.00	0.00	2.34	0.00	0.00	0.00	0.00	0.00	0.00
701 - 725	1.86	0.00	0.00	2.29	0.00	6.44	0.00	0.00	0.00	0.00	0.00
726 - 750	5.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
751 - 800	16.26	5.93	2.43	2.21	3.32	21.24	0.00	5.80	0.00	0.00	2.41
Greater than or equal to 801	7.72	0.00	4.61	3.36	0.00	2.47	0.00	0.00	0.00	0.00	0.00
Total:	32.74	5.93	7.04	7.86	8.05	30.15	0.00	5.80	0.00	0.00	2.41

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.

  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.